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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 9, 1999

                                LEARN2.COM, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                          0-24936                 75-2480669
      (State or other jurisdiction        (Commission File Number)      (IRS Employer
           of incorporation)                                        Identification Number)

                     1311 MAMARONECK AVENUE,                                10605
                            SUITE 210,                                    (Zip Code)
                      WHITE PLAINS, NEW YORK
             (Address of principal executive offices)

       Registrant's telephone number, including area code: (914) 682-4300

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Form 8-K/A is filed as an amendment to Learn2.com, Inc.'s (the "Company") Current Report on Form 8-K dated November 9, 1999 in connection with the Company's acquisition of all the outstanding common stock of ViaGrafix Corporation ("ViaGrafix").

ITEM 5.  OTHER EVENTS.

    On August 23, 1999, we acquired all of the outstanding common stock of ViaGrafix Corporation, a publicly traded company. ViaGrafix develops, produces and markets technology based training products and computer aided design (CAD) software, and provides e-mail broadcast solutions. The transaction was accounted for as a pooling-of-interests.

    Since the acquisition of ViaGrafix, the management of the Company has been exploring and evaluating various business strategies relating to eTracks.com, a subsidiary of ViaGrafix. The Company has reached the conclusion that to maximize shareholder value and develop eTracks.com, it will seek outside investment which could lead to the sale of all or part of the business.

    As a result of this decision, the pooling-of-interests method of accounting is no longer available for the ViaGrafix business combination. Therefore, we are restating our supplementary financial statements to reflect the transaction as a purchase method business combination.

    As a result of the foregoing, the Company is filing an amendment to the Current Form 8-K dated November 9, 1999. Included herein are the unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 1999 and the year ended December 31, 1998. The unaudited pro forma condensed combined financial statements ("the Pro Forma Financial Statements") are presented using the purchase method of accounting for the ViaGrafix merger and the Company's February 16, 1999 acquisition of Street Technologies, Inc. (now known as Learn2, Inc.) ("Street"). The financial statements also include historical financial data of the Company, the Company's May 13, 1999 acquisition of Panmedia Corporation ("Panmedia") which was accounted for as a pooling-of-interests transaction, ViaGrafix and Street.

    The restatement to the purchase method of accounting does not affect the Company's on-going operating revenues, cash flows, or the fundamental financial strength of the Company and does not change the economic value of the ViaGrafix transaction to the Company. The restatement does not affect the accounting treatment for the Company's acquisition of Panmedia.

    As of February 2000, Michael A. Webster resigned as a director and employee of the Company and its subsidiaries.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (B) Pro forma financial information.

       The following unaudited pro forma financial information of the Company and ViaGrafix are filed on the pages listed below:

           Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1999.

           Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1999.

           Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998.

           Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

    (C) EXHIBITS.

       23.1  Consent of KPMG LLP.

       23.2  Consent of Arthur Andersen LLP.

       23.3  Consent of Ernst & Young LLP.

     INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                                                                PAGE
                                                              --------
Unaudited Pro Forma Condensed Combined Financial
  Information...............................................      3

Unaudited Pro Forma Condensed Combined Balance Sheet as of
  June 30, 1999.............................................      5

Unaudited Pro Forma Condensed Combined Statement of
  Operations for the six months ended June 30, 1999.........      6

Unaudited Pro Forma Condensed Combined Statement of
  Operations for the year ended December 31, 1998...........      7

Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements................................................      8

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

GENERAL

HISTORY

    On July 14, 1999, we changed our Company's name from 7th Level, Inc. to Learn2.com, Inc. We made the change in order to create a single brand and to more closely align our corporate identity with our product offerings.

    Our Company was founded in 1993 with the goal of becoming a leading developer and publisher of interactive entertainment and educational content as well as a creator of state of the art tools and technologies. In 1998, our research and development activities were focused primarily on developing and enhancing our Agent7-TM- technology. We recognized that appropriate applications of this technology were in the delivery of learning, training and enhanced communications. To strengthen our position in the marketplace, we searched for a viable and complementary partner with the appropriate technological assets, distribution channel and management expertise and abandoned our interactive entertainment business.

    On February 16, 1999, we acquired all of the outstanding stock of Street Technologies, Inc., a privately held company, and changed the name of Street Technologies, Inc. to Learn2, Inc. Street markets and develops technology based training solutions delivered over intranets and the Internet. We exchanged approximately 12.2 million shares on an as converted basis for all of Street's shares. The total value of the transaction was approximately $40.4 million including $3.1 million of assumed liabilities, which were primarily deferred revenue, and was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded based upon their fair values at the date of acquisition. We recorded approximately $13.4 million in goodwill and other intangible assets, which are being amortized on a straight-line basis over periods of seven to twenty years and wrote-off approximately $9.7 million in acquired in-process technology.

    On May 13, 1999, we acquired all of the outstanding stock of Panmedia Corporation, a privately held company. Panmedia produces a website which offers a wide spectrum of step by step instructions on skills, activities, and tasks. We exchanged approximately 1.5 million shares of our common stock for all of Panmedia's outstanding shares. The total value of the transaction was approximately $9.7 million and was accounted for as a pooling of interests. The pro forma condensed combined financial statements for the six months ended
June 30, 1999 and the year ended December 31, 1998 and the accompanying notes reflect our financial position and the results of operations as if Panmedia was a wholly-owned subsidiary since inception. During June 1999, we recorded a one-time charge of $277,000 for acquisition-related costs. These costs consisted of legal and accounting fees, and certain other expenses directly related to the acquisition.

    On August 23, 1999, we acquired ViaGrafix, a publicly traded company. ViaGrafix develops, produces and markets technology based training products and computer aided design (CAD) software and provides email broadcast solutions. We exchanged approximately 10.7 million shares of common stock for all of ViaGrafix's outstanding common stock. The total value of the transaction was approximately $61.5 million including $1.7 million of assumed liabilities, which consisted primarily of accounts payable, accrued expenses, and other current liabilities. The transaction was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded based upon their fair values at the date of acquisition. The excess of consideration paid over the fair value of net assets acquired is recorded as goodwill and is amortized as a charge to earnings. As a result, we have recorded approximately $24.4 million in intangible assets and goodwill, which are being amortized over periods of five to twenty years.

    In the tables below, we provide unaudited pro forma condensed combined financial data on a historical basis (as restated for the Company's acquisition of Panmedia). The unaudited pro forma condensed combined balance sheet presented herein as of June 30, 1999 is presented as if the merger of the Company and ViaGrafix had occurred on the balance sheet date. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 are presented as if the acquisition of both Street and ViaGrafix had occurred on January 1, 1999 and 1998, respectively. In the opinion of the Company's management, all adjustments considered necessary for a fair presentation of the pro forma data have been made.

    These unaudited pro forma condensed combined financial statements should be read in conjunction with: (i) the Company's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference in this document; (ii) the Company's supplementary consolidated financial statements and the notes thereto as of and for the year ended
December 31, 1998 and Management's Discussion and Analysis included in
Form S-4/A that reflect the Panmedia pooling, which is incorporated by reference in this document; (iii) ViaGrafix's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in ViaGrafix's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference in this document; (iv) the Company's Quarterly Report on Form 10-Q/A and 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999 respectively; and
(v) ViaGrafix's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, which are incorporated by reference in this document.

    These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the aforementioned business combinations been consummated as of the dates indicated, or of the results that may be obtained in the future.

                                LEARN2.COM, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1999

                                   UNAUDITED

                           (IN THOUSANDS OF DOLLARS)

                                CONSOLIDATED   CONSOLIDATED
                                 HISTORICAL     HISTORICAL                                    PRO FORMA
                                 LEARN2.COM     VIAGRAFIX       TOTAL     ADJUSTMENTS         COMBINED
                                ------------   ------------   ---------   -----------         ---------
                                                ASSETS
Current assets:
  Cash and cash equivalents...   $   6,889        $ 7,203     $  14,092     $    --           $  14,092
  Short-term investments......          --          3,100         3,100          --               3,100
  Accounts receivable, net....       2,029          3,332         5,361        (284)(4)           5,077
  Inventories.................          --          2,757         2,757          --               2,757
  Prepaid expenses and other
    current assets............       1,307          1,853         3,160        (175)(4)           2,985
                                 ---------        -------     ---------     -------           ---------
    Total current assets......      10,225         18,245        28,470        (459)             28,011
  Fixed assets, net...........         589          3,322         3,911          --               3,911
  Capitalized software, net...      15,173             93        15,266         156 (2)          15,422
  Intangible assets, net......       3,432             29         3,461      13,971 (2)          17,432
  Goodwill, net...............       9,714             81         9,795      10,367 (2)          20,162
  Deferred income taxes.......          --            415           415        (415)(2)              --
  Note receivable.............          --            185           185          --                 185
  Other assets................         149            388           537          --                 537
                                 ---------        -------     ---------     -------           ---------
    Total assets..............   $  39,282        $22,758     $  62,040     $23,620           $  85,660
                                 =========        =======     =========     =======           =========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of deferred
    revenue...................   $   2,120        $    --     $   2,120     $    --           $   2,120
  Accounts payable............         356          1,403         1,759         (95)(4)           1,664
  Notes payable...............         493             --           493          --                 493
  Accrued expenses and other
    current liabilities.......       3,027            489         3,516       2,912 (2),(4)       6,428
                                 ---------        -------     ---------     -------           ---------
    Total current
      liabilities.............       5,996          1,892         7,888       2,817              10,705
  Deferred revenue............         933             --           933          --                 933
  Minority interest in
    subsidiary................          --             25            25         (25)(6)              --
  Other.......................         858             --           858          --                 858
Stockholders' equity:
  Series D preferred stock....          --             --            --          --                  --
  Common stock................         326             58           384          49 (6)             433
  Additional paid-in
    capital...................     134,034         19,760       153,794      36,902 (6)         190,696
  Notes and accounts
    receivable from
    directors.................      (1,687)            --        (1,687)         --              (1,687)
  Unearned compensation.......          --            (90)          (90)         90 (6)              --
  Accumulated deficit.........    (101,178)         1,113      (100,065)    (16,213)(5),(6)    (116,278)
                                 ---------        -------     ---------     -------           ---------
  Total stockholders'
    equity....................      31,495         20,841        52,336      20,828              73,164
                                 ---------        -------     ---------     -------           ---------
    Total liabilities and
      stockholders' equity....   $  39,282        $22,758     $  62,040     $23,620           $  85,660
                                 =========        =======     =========     =======           =========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                LEARN2.COM, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                   UNAUDITED

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        CONSOLIDATED                CONSOLIDATED
                                         HISTORICAL    HISTORICAL    HISTORICAL                                      PRO FORMA
                                         LEARN2.COM      STREET      VIAGRAFIX      TOTAL     ADJUSTMENTS            COMBINED
                                        ------------   ----------   ------------   --------   -----------            ---------
Revenues:
  Net revenues........................    $  2,816       $   245       $13,304     $ 16,365     $  (356)(4)          $ 16,009
  Cost of revenues....................         626            42         3,651        4,319        (275)(4)             4,044
                                          --------       -------       -------     --------     -------              --------
Gross profit..........................       2,190           203         9,653       12,046         (81)               11,965
Operating expenses:
  Research and product development....       1,565           299         1,145        3,009          --                 3,009
  Sales and marketing.................       1,746           257         8,267       10,270          --                10,270
  General and administrative..........       1,718           161         1,861        3,740          --                 3,740
  Depreciation and amortization.......         989            83           709        1,781       1,215 (3),(4),(7)     2,996
  Acquired in-process technology......       9,677            --            --(5)     9,677          --                 9,677
  Restructuring charges...............       2,493            --            --        2,493          --                 2,493
  Other non-recurring charges.........         277            --            --          277          --                   277
                                          --------       -------       -------     --------     -------              --------
Total operating expenses..............      18,465           800        11,982       31,247       1,215                32,462
Interest income and other.............          76             7           212          295          --                   295
Benefit for taxes.....................          --            --          (856)        (856)         --                  (856)
                                          --------       -------       -------     --------     -------              --------
Net loss..............................    $(16,199)      $  (590)      $(1,261)    $(18,050)    $(1,296)             $(19,346)
                                          ========       =======       =======     ========     =======              ========
Net loss per share, basic and
  diluted.............................    $  (0.53)                                                                  $  (0.45)
                                          ========                                                                   ========
Weighted average common shares
  outstanding, basic and diluted......      30,715                                                                     42,740 (6)
                                          ========                                                                   ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                LEARN2.COM, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                   UNAUDITED

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       CONSOLIDATED                CONSOLIDATED
                                        HISTORICAL    HISTORICAL    HISTORICAL                                      PRO FORMA
                                        LEARN2.COM      STREET      VIAGRAFIX      TOTAL     ADJUSTMENTS            COMBINED
                                       ------------   ----------   ------------   --------   -----------            ---------
Revenues:
  Net revenues.......................    $  2,674       $4,683        $18,750     $ 26,107     $  (866)(4)          $ 25,241
  Cost of revenues...................         472          312          4,545        5,329        (247)(4)             5,082
                                         --------       ------        -------     --------     -------              --------
Gross profit.........................       2,202        4,371         14,205       20,778        (619)               20,159
Operating expenses:
  Research and product development...       2,396        1,722          1,697        5,815          --                 5,815
  Sales and marketing................         595          852          8,361        9,808          --                 9,808
  General and administrative.........       5,326          955          2,294        8,575          --                 8,575
  Depreciation and amortization......       1,822          574            734        3,130       3,667 (3),(4),(7)     6,797
                                         --------       ------        -------     --------     -------              --------
Total operating expenses.............      10,139        4,103         13,086       27,328       3,667                30,995
Interest (expense) income and
  other..............................      (2,674)          86            481       (2,107)         --                (2,107)
Provision for taxes..................          --           --            354          354          --                   354
                                         --------       ------        -------     --------     -------              --------
Net loss.............................     (10,611)         354          1,246       (9,011)     (4,286)              (13,297)
Dividends on preferred stock.........         338           --             --          338          --                   338
Beneficial conversion feature in
  association with Preferred Stock...       5,479           --             --        5,479          --                 5,479
                                         --------       ------        -------     --------     -------              --------
Net (loss) income available to common
  shareholders.......................    $(16,428)      $  354        $ 1,246     $(14,828)    $(4,286)             $(19,114)
                                         ========       ======        =======     ========     =======              ========
Net loss per share, basic and
  diluted............................    $  (0.92)                                                                  $  (0.57)
                                         ========                                                                   ========
Weighted average common shares
  outstanding, basic and diluted.....      17,899                                                                     33,258(6)
                                         ========                                                                   ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION

    The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the merger. The excess of consideration paid over the estimated fair value of net assets acquired is recorded as goodwill and is amortized as a charge to earnings over twenty years. For purposes of the unaudited pro forma condensed combined financial statements, the preliminary fair values of ViaGrafix's assets and liabilities were based on a preliminary valuation determined by an independent appraisal. The final allocation of the purchase price will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of ViaGrafix.

    The unaudited pro forma condensed combined financial data is based on a historical basis (as restated for the acquisition of Panmedia) including unaudited condensed combined statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999, on a pro forma basis, to give effect to the Company's acquisition of Street on February 16, 1999 as if such acquisition had been completed on January 1, 1998 and 1999, respectively; and ViaGrafix, on a historical basis as if the acquisition had been completed on January 1, 1998 and 1999, respectively. The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 1999 includes approximately six weeks of activity prior to the consummation of the Street acquisition. This acquisition was accounted for as a purchase business combination.

(2)  PURCHASE PRICE INFORMATION

    Pursuant to the merger agreement, stockholders of ViaGrafix received 1.846 shares of the Company's common stock for each ViaGrafix share issued and outstanding at the consummation of the merger. For the purpose of the pro forma condensed combined financial statements, the value of each of the Company's shares of common stock was calculated based upon the market price per share at the close of business on June 7, 1999, the date the transaction was announced.

Purchase price calculation (in thousands except share and per share data):


Total ViaGrafix common stock outstanding....................        5,788
Share exchange ratio........................................        1.846
                                                              -----------
Learn2.com common stock issued..............................       10,685
Learn2.com common stock per share market value..............  $     5.313
                                                              -----------
Value of Learn2.com common stock issued in connection with
  the merger................................................       56,769
Assumed liabilities.........................................        1,667
Transaction costs...........................................        3,042
                                                              -----------
  Total.....................................................  $    61,478
                                                              ===========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

(2)  PURCHASE PRICE INFORMATION (CONTINUED)
    The purchase price has been allocated as follows (in thousands):

                                                                 HISTORICAL
                                                                 VIAGRAFIX     PRO FORMA    ELIMINATIONS
DESCRIPTION                                            AMOUNT     AMOUNTS     ADJUSTMENTS     (NOTE 4)
-----------                                           --------   ----------   -----------   ------------
Current assets......................................   17,786      18,245            --         (459)
Fixed assets........................................    3,322       3,322            --           --
Other assets........................................      573         988          (415)          --
Capitalized software................................      249          93           156           --
Acquired in-process technology (written-off)........   15,100          --        15,100           --
Intangible assets...................................   14,000          29        13,971           --
Goodwill............................................   10,448          81        10,367           --
                                                       ------      ------        ------         ----
Total...............................................   61,478      22,758        39,179         (459)
                                                       ======      ======        ======         ====

(3)  INTANGIBLE ASSETS AND GOODWILL

    Reflects the preliminary allocation of the purchase price of ViaGrafix to certain intangibles, including core technology, assembled workforce, trade names, customer lists, and goodwill to be amortized over periods of five to twenty years. The pro forma condensed combined statements of operations include adjustments to record additional amortization expenses of approximately $2,306,000 and $1,153,000 for the year ended December 31, 1998 and six months ended June 30, 1999, respectively, which relate to this allocation.

(4)  EXISTING RELATIONSHIP BETWEEN LEARN2.COM AND VIAGRAFIX

    Pursuant to existing agreements between ViaGrafix and the Company, adjustments have been made to eliminate the effects of certain transactions which occurred between the two companies during the year ended December 31, 1998 and the six months ended June 30, 1999.

(5)  ACQUIRED-IN PROCESS RESEARCH AND DEVELOPMENT

    The purchase price of approximately $61.5 million includes a one time charge of approximately $15.1 million of acquired in-process research and development expense which is not included in the pro forma statements of operations.

(6)  STOCK ISSUANCE

    Gives effect to the issuance of 10,684,988 shares of Common Stock for an aggregate market price of approximately $56.8 million.

(7)  ACQUISITION OF STREET BY THE COMPANY

    The unaudited pro forma condensed combined financial statements are presented after giving effect to the Street acquisition.

    Street was acquired in February 1999 and the transaction was accounted for using purchase accounting. As a result, the pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 (unaudited) have been prepared as if such transaction had been effective as of the beginning of each of these two periods. These adjustments record additional amortization expenses of approximately $1,708,000 and $218,000 for the year ended December 31, 1998 and the six months ended
June 30, 1999, respectively related to assets acquired and goodwill recorded in that transaction. Intangible assets are being amortized over seven to twenty years.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       LEARN2.COM, INC.

                                                       By:              /s/ MARC E. LANDY
                                                            -----------------------------------------
                                                                          Marc E. Landy
                                                                 VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Date: February 21, 2000

                               INDEX TO EXHIBITS

EXHIBIT NO.
-----------
    23.1                Consent of KPMG LLP.
    23.2                Consent of Arthur Andersen LLP.
    23.3                Consent of Ernst & Young LLP.